NEWS RELEASE
January 20,2005

Quincy Announces Results of Quartz Mountain Project Drilling Program

Toronto, Ontario: The Board of Directors of Quincy Gold Corp. (OTCBB:QCYG; TSXV:QGO) announces that the Company has completed the first phase of an exploratory diamond drill and sampling program on its Quartz Mountain Project (the “Project”) in the Fremont-Winema National Forests in the State of Oregon, U.S.A. The Project, which consists of three distinct mineralized areas (Angel’s Camp, Crone Hill and Quartz Butte), is located in Lake County, Oregon.

Earlier exploration work concentrated on low-grade gold mineralization amenable to open pit mining with little or no attention given to the high-grade, feeder structures commonly associated with large epithermal gold systems. These high-grade, feeder structures at the Project were the principal focus of the Company’s diamond drill program.

A total of 18 HQ diameter diamond drill holes with an aggregate length of 14,069 feet were drilled. To date, the Company has incurred exploration and development expenses of approximately US$975,000 on the Property. The Company intends to complete its $1,500,000 work program in the second quarter of 2005, following which it plans to exercise its option to acquire a 50% interest in the Property.

All drill holes were surveyed by digital camera approximately every 100 feet of advance by Company staff. Routinely, diamond drill core was photographed, logged, halved lengthwise with a diamond saw and sampled. Samples were submitted to ALS Chemex Labs in Reno, Nevada where they were analyzed for gold and silver using the Au-AA26 fire assay and AAS method with 50 g nominal sample weight (assay range 0.010 – 100,000 ppm). Samples were also analyzed for trace elements using ME-ICP41, 34 element aqua regia acid digestion and ICP-AES. Sample preparation and gold & silver analyses were carried out in the ALS Chemex Laboratory in Reno, Nevada. All other analyses were performed by ALS Chemex’s Laboratory in Vancouver, British Columbia.

ANGEL’S CAMP

A total of 9 holes totaling 5,903 feet in length were drilled in the Angel’s Camp area. In all, 171 samples were selected from the drill core for analysis.

Drill hole AC-1 intersected 105 feet of gold mineralization (from the collar of the hole to 105.0 feet) within an iron-stained heterolithic tuff which averaged 0.037 ounces per ton (“opt”) in gold. Within this section, two zones of higher grade mineralization associated with an area of pervasive, banded epithermal veins within the tuffs, assayed 0.123 opt over a 10.0 feet interval (from 40.0 to 50.0 feet) and 0.066 opt over a further 10 foot interval (from 60.0 to 70.0 feet) respectively. The latter zone contained an average of 0.65 opt in Ag over the same interval.

Drill hole AC-2 was drilled to a depth of 570 feet through a sequence of rhyolitic tuff and basalt with no evidence of any epithermal activity. None of the core from this hole was assayed.

Drill hole AC-3 intersected 100 feet of gold mineralization (from 190.0 to 290.0 feet) within the same iron-stained tuff encountered in hole AC-1, and averaged 0.042 opt in gold. Within this section, a zone of banded epithermal veins from 222.5 to 233.5 feet (11.0 feet) averaged 0.20 opt in Au and 0.39 opt in Ag.

Drill holes AC-4, AC-5, AC-7 and AC-9 encountered only low levels of gold mineralization within a basaltic unit containing weak epithermal vein and stockwork development. One narrow section from 383.2 to 386.8 feet (3.6 feet) in hole AC-4 assayed 0.114 opt Au.

Drill hole AC-10 intersected 60 feet of gold mineralization (from 155.0 to 215.0 feet) within a rhyolitic lithic tuff which has a weighted average grade of 0.179 opt in gold. The mineralized zone is associated with a high incidence of banded epithermal veins and epithermal breccias within the lithic tuff. Within the envelope of lower grade gold mineralization, a 5.5 foot thick (from 191.5 to 197.0) sooty, clay-rich fault zone containing 50% fragments of banded, epithermal vein material assayed 1.735 opt Au and over 3.00 opt Ag (overlimit assays pending) which disproportionately influenced the weighted average grade for the wider intersection of gold mineralization in the hole.

Drill hole AC-11 intersected 90 feet of gold mineralization (from 225.0 to 315.0) across a contact between a rhyolitic lithic tuff and a vesicular basalt which averaged 0.073 opt in gold with subordinate amounts of silver. Within this broader area, a 14.0 feet zone (from 255.0 to 269.0 feet) of banded, epithermal veins associated with adularia, averaged 0.293 opt Au and 0.336 opt Ag over the entire 14.0 feet width.

CRONE HILL

Three holes (QM-727, QM-731 and QM-733) totaling 2,377.5 feet in length were drilled in the Crone Hill area. In all, 337 samples were selected from the drill core for chemical analyses: 68 samples from hole QM-727; 173 samples from hole QM-731 and 96 samples from hole QM-733.

Drill hole QM-727 intersected a continuous section of gold mineralization from 195.0 to 430.0 feet (235.0 feet) in the hole within a heterolithic tuff and tuff breccia which contained a weighted average of 0.028 opt Au. Within this section, from 362.2 to 370.0 (7.8 feet) at a contact between the tuffs and a vesicular basalt, a zone of banded epithermal veins assayed 0.11 opt Au and 0.32 opt Ag. Also included in the wider section from 395.0 to 410.0 (15.0 feet) a bleached, brecciated zone averaged 0.10 opt Au with marginal values in Ag.

Drill hole QM-731 intersected several zones of gold mineralization within a heterolithic tuff and a basalt which have been liberally intruded by a network of narrow banded, epithermal veins, breccias and sulphide veinlets. From 275.0 to 315.0 (40.0 feet) a mineralized zone averaged 0.022 opt Au; from 363.5 to 410.0 (46.5 feet), a similar zone averaged 0.056 opt Au and from 429.0 to 480.0 (51.0 feet) a section containing an average of 0.032 opt Au was encountered. Within the section from 363.5 to 410.0, a higher grade zone from 368.5 to 383.0 (14.5 feet) averaged .105 opt Au. Only low levels of Ag are associated with these gold-bearing sections.

Drill hole QM-733 encountered a wide zone of gold mineralization from the collar of the hole to 220.0 feet (220.0 feet) within a limonitic, heterolithic tuff and a basalt. This zone averaged 0.05 opt Au with consistent low levels of Ag. Within this zone, a network of narrow, banded epithermal veins from 88.5 to 104.4 (15.9 feet) assayed 0.10 opt in gold.

Also within the wider zone, a 5.5 feet section (119.0 to 124.5) of epithermal veins at the tuff/basalt contact assayed 0.522 opt Au. An area of pervasive banded, epithermal veins was intersected in hole QM-733 from 150.0 to 170.5 (20.5 feet) which averaged 0.16 opt Au.

QUARTZ BUTTE

Six holes (QM-725, QM-726, QM-728, QM-729, QM-730 and QM-732) totaling 5,789 feet in length were drilled in the Quartz Butte area. In all, 157 samples were selected from the drill core for chemical analyses: 13 samples from hole QM-725; 50 samples from hole QM-726; 38 samples from QM-728; 1 sample from QM-729; 34 samples from QM-730 and 21 samples from hole QM-732. Drill Hole QM-725 encountered 32 feet of 0.050 opt Au. Drill hole QM-728 encountered 10 feet of 0.050 opt Au and an additional 5 feet of 0.055 opt Au. Drill Hole QM-732 encountered 80 feet of 0.040 opt Au. Drill Holes QM-726, QM-729, QM-730 encountered very low gold values.

National Instrument 43-101 Disclosure

Exploration activities on the Project are being conducted under the supervision of Thomas Skimming, P.Eng, Vice President (Exploration) of the Company and a Qualified Person as defined by National Instrument 43-101.

The Company also announces that its agreement to settle debts of USD$28,150 owing to its president through the issuance of 112,600 shares of common stock at a price of USD$0.25 per share will not be completed as the agreement expired prior to receiving the approval of the TSX Venture Exchange.

To find out more about Quincy Gold Corp. visit our website at www.quincygold.com or contact:

Daniel Farrell, President & CEO	T:	(416) 366-7871	E:	dfarrell@quincygold.com
Murray Black, Corporate Development	T:	(416) 366-9192	E:	mblack@quincygold.com

THIS PRESS RELEASE WAS PREPARED BY QUINCY GOLD CORP., WHICH ACCEPTS THE RESPONSIBILITY AS TO ITS ACCURACY. THE TSX VENTURE EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995. Forward-looking settlements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in Quincy’s operations. These and other risks are described in the Company’s Annual Report or Form 10-K and other filings with the Securities and Exchange Commission.